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                                                                     Exhibit 5.1



                            MORRISON & FOERSTER LLP
SAN FRANCISCO                  ATTORNEYS AT LAW                NEW YORK
LOS ANGELES                                                    WASHINGTON, D.C.
DENVER                        425 MARKET STREET                NORTHERN VIRGINIA
PALO ALTO            SAN FRANCISCO, CALIFORNIA 94105-2482      LONDON
WALNUT CREEK                TELEPHONE (415) 268-7000           BRUSSELS
SACRAMENTO                TELEFACSIMILE (415) 268-7522         HONG KONG
CENTURY CITY                                                   BEIJING
ORANGE COUNTY                                                  SHANGHAI
SAN DIEGO                                                      SINGAPORE
                                                               TOKYO


                                January 19, 2005

Tejas Incorporated
2700 Via Fortuna, Suite 400
Austin, Texas 78746

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-1 (Registration No. 333-121521) of Tejas Incorporated, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission on December 22, 2004, and all amendments thereto (collectively, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of
(i) 1,660,000 shares (the "Company Stock") of the Company's common stock, $.001 par value per share (the "Common Stock") issuable by the Company; and (ii) 180,000 shares (the "Stockholder Shares," and collectively with the Company Stock, the "Shares") of Common Stock issued to Joseph F. Moran (the "Selling Stockholder"). The Shares are to be sold to the underwriters named in the Registration Statement for resale to the public, and includes the Common Stock issuable to said underwriters pursuant to the exercise of their over-allotment option described in the Registration Statement.

      This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Registration Statement.

      As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of the Shares (including the issuance of the Stockholder Shares by the Company to the Selling Stockholder). In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by entities other than the Company, we have assumed that each other entity has the power and authority (or, in the case of individuals, the capacity) to execute and deliver, and to perform and observe the provisions of such documents, and the due authorization by each such entity of all requisite action and the due execution
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                            MORRISON & FOERSTER LLP


Tejas Incorporated
January 19, 2005
Page Two


and delivery of such documents by each such entity. In addition, we have assumed that the respective Board of Directors that approved each of the issuances of the Shares were validly elected.

      Based upon and subject to the foregoing, we are of the opinion that (a) the Shares constituting the Company Stock have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable and (b) the Shares constituting the Stockholder Shares are validly issued, fully paid and nonassessable.

      We express no opinion as to matters governed by any other laws other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

      We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement. We also consent to the use of our name in the related prospectus under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,

                                             /s/ Morrison & Foerster LLP
                                             -----------------------------------
                                             Morrison & Foerster LLP